Exhibit 10.1
AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Merger Agreement”) is entered into as of May 21, 2008 by and between Golden Phoenix Minerals, Inc., a Minnesota corporation (“Golden Phoenix Minerals Minnesota”), and Golden Phoenix Minerals, Inc., a Nevada corporation (“Golden Phoenix Minerals Nevada”).

RECITALS

WHEREAS, Golden Phoenix Minerals Nevada is a corporation duly organized and existing under the laws of the State of Nevada, its Articles of Incorporation having been filed with the Nevada Secretary of State on November 13, 2007;

WHEREAS, Golden Phoenix Minerals Minnesota is a corporation duly organized and existing under the laws of the State of Minnesota, Articles of Incorporation having been filed with the Minnesota Secretary of State on June 2, 1997;

WHEREAS, as of the date of this Merger Agreement Golden Phoenix Minerals Nevada has authority to issue four hundred million (400,000,000) shares of Common Stock, par value $0.001, of which one thousand (1,000) shares are issued and outstanding and owned by Golden Phoenix Minerals Minnesota, and fifty million (50,000,000) shares of Preferred Stock, par value $0.001, of which no shares are issued and outstanding;

WHEREAS, as of the date of this Merger Agreement Golden Phoenix Minerals Minnesota has authority to issue four hundred million (400,000,000) shares of Common Stock, without designated par value, of which 185,410,273 shares are issued and outstanding, and fifty million (50,000,000) shares of Preferred Stock, without designated par value, of which no shares are issued and outstanding;

WHEREAS, the respective Board of Directors of Golden Phoenix Minerals Nevada and Golden Phoenix Minerals Minnesota have determined that, for the purpose of effecting a reincorporation of Golden Phoenix Minerals Minnesota into Nevada, it is advisable and in the best interests of the two corporations and their shareholders that Golden Phoenix Minerals Minnesota merge with and into Golden Phoenix Minerals Nevada upon the terms and conditions hereinafter set forth;

WHEREAS, the respective Board of Directors of Golden Phoenix Minerals Nevada and Golden Phoenix Minerals Minnesota, the shareholders of Golden Phoenix Minerals Minnesota and the sole stockholder of Golden Phoenix Minerals Nevada have adopted and approved this Merger Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Golden Phoenix Minerals Nevada and Golden Phoenix Minerals Minnesota hereby agree to merge as follows:

1.            Merger.  Subject to the terms and conditions hereinafter set forth, on the Effective Date (as defined below), Golden Phoenix Minerals Minnesota shall be merged with and into Golden Phoenix Minerals Nevada, with Golden Phoenix Minerals Nevada surviving as a single corporation under the laws of Nevada with the name “Golden Phoenix Minerals, Inc.” (“Merger”).

2.            Effective Date.  The Merger shall become effective on such date as an Articles of Merger is filed with the Nevada Secretary of State in accordance with the applicable provisions of the Nevada Revised Statutes (the “Effective Date”).

3.            Surviving Documents.  Upon the Effective Date of the Merger, the Articles of Incorporation of Golden Phoenix Minerals Nevada, as the surviving corporation, shall continue in full force and effect until unless changed or amended thereafter in accordance with the provisions thereof and applicable law. The Bylaws of Golden Phoenix Minerals Nevada, as the surviving corporation, as in effect on the Effective Date, will continue in full force and effect without change or amendment until changed, altered, or amended thereafter in accordance with the provisions thereof and applicable law.

4.            Directors and Officers.  Upon the Effective Date of the Merger, the directors and officers of Golden Phoenix Minerals Minnesota shall become the directors and officers of Golden Phoenix Minerals Nevada and any member of a committee of the Board of Directors shall become a member of such committee of Golden Phoenix Minerals Nevada.

5.            Succession.  Upon the Effective Date of the Merger, Golden Phoenix Minerals Nevada shall succeed all status, rights, privileges, liabilities, powers, property, franchises and every other interest of Golden Phoenix Minerals Minnesota in such manner and in accordance with Section 92A.250 of the Nevada Revised Statutes.

6.            Conversion of Golden Phoenix Minerals Minnesota Securities.  Upon the Effective Date of the Merger, without action on the part of any holder thereof, each issued and outstanding security of Golden Phoenix Minerals Minnesota shall convert as follows:

(i)            Common Stock.  Each issued and outstanding share of Common Stock of Golden Phoenix Minerals Minnesota shall convert into one fully-paid and non-assessable share of Golden Phoenix Minerals Nevada Common Stock;

(ii)            Options, Warrants, Convertible Securities and All Other Rights to Purchase Stock.  Each issued and outstanding option, warrant, convertible security or other right to purchase shares of Common Stock of Golden Phoenix Minerals Minnesota, shall be converted into such an option, warrant, convertible security or other right to purchase shares of Common Stock of Golden Phoenix Minerals Nevada, upon same terms and subject to the same conditions as set forth in the original agreements, documents, certificates or other instruments issued by Golden Phoenix Minerals Minnesota evidencing said options, warrants, convertible securities or other rights, as may be applicable.  Such applicable number of Common Stock shares shall be reserved for issuance by Golden Phoenix Minerals Nevada for purposes of such options, warrants, convertible securities or other rights as so reserved by Golden Phoenix Minerals Minnesota on the Effective Date to acquire Common Stock.  On the Effective Date, Golden Phoenix Minerals Nevada shall assume all obligations of Golden Phoenix Minerals Minnesota pertaining to options, warrants, convertible securities or other rights to purchase shares of Common Stock.

7.           Stock Certificates.  On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Golden Phoenix Minerals Minnesota shall be deemed for all purposes to evidence ownership of and to represent shares of Golden Phoenix Minerals Nevada into which the shares of the Golden Phoenix Minerals Minnesota represented by such certificates have been converted as herein provided.  The registered owner on the books and records of Golden Phoenix Minerals Minnesota or its transfer agent of any such outstanding stock certificate shall have and shall be entitled, until such certificate shall have been surrendered for transfer or otherwise accounted for to Golden Phoenix Minerals Minnesota or its transfer agent, to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Golden Phoenix Minerals Nevada evidenced by such outstanding certificate as above provided.

8.            Stock Option/Equity Incentive Plans.  On the Effective Date, Golden Phoenix Minerals Nevada will assume all obligations of Golden Phoenix Minerals Minnesota under any and all stock option plan, equity incentive plan or such other benefit plan with respect to which rights or accrued benefits are outstanding.

9.            Outstanding Common Stock of Golden Phoenix Minerals Nevada.  Upon the Effective Date, the one thousand (1,000) shares of Golden Phoenix Minerals Nevada Common Stock issued and outstanding in the name of Golden Phoenix Minnesota shall be cancelled and retired, with such shares resuming the status of authorized and unissued shares of Golden Phoenix Minerals Nevada, and no other shares of Common Stock or other securities of Golden Phoenix Minerals Nevada shall be issued in respect thereof.

10.            Covenants of Golden Phoenix Minerals Nevada.  On or before the Effective Date, Golden Phoenix Minerals Nevada covenants and agrees that it will file any and all documents or instruments necessary to assume the franchise tax liability(ies), if any, of Golden Phoenix Minerals Minnesota in connection with filing Articles of Merger in Minnesota.

11.            Rights and Duties of Golden Phoenix Minerals Nevada.  On the Effective Date and for all purposes the separate existence of Golden Phoenix Minerals Minnesota shall cease and shall be merged with and into Golden Phoenix Minerals Nevada which, as the surviving corporation, shall thereupon and thereafter possess all the rights, privileges, immunities, licenses and franchises (whether of a public or private nature) of Golden Phoenix Minerals Minnesota; and all property (real, personal and mixed), all debts due on whatever account, all causes in action, and all and every other interest of or belonging to or due to Golden Phoenix Minerals Minnesota shall continue and be taken and deemed to be transferred to and vested in Golden Phoenix Minerals Nevada without further act or deed; and the title to any real estate, or any interest therein, vested in Golden Phoenix Minerals Minnesota shall not revert or be in any way impaired by reason of such Merger; and Golden Phoenix Minerals Nevada shall thenceforth be responsible and liable for all the liabilities and obligations of Golden Phoenix Minerals Minnesota; and, to the extent permitted by law, any claim existing, or action or proceeding pending, by or against Golden Phoenix Minerals Minnesota may be prosecuted as if the Merger had not taken place, or Golden Phoenix Minerals Nevada may be substituted in the place of such corporation.  Neither the rights of creditors nor any liens upon the property of Golden Phoenix Minerals Nevada shall be impaired by the Merger.  If at any time Golden Phoenix Minerals Nevada shall consider or be advised that any further assignment or assurances in law or any other actions are necessary or desirable to vest the title of any property or rights of Golden Phoenix Minerals Minnesota in Golden Phoenix Minerals Nevada according to the terms hereof, the officers and directors of Golden Phoenix Minerals Nevada are empowered to execute and make all such proper assignments and assurances and do any and all other things necessary or proper to vest title to such property or other rights in Golden Phoenix Minerals Nevada, and otherwise to carry out the purposes of this Merger Agreement.

12.            Amendment.  At any time prior to or after approval of the Merger and adoption of the Merger Agreement by the shareholders of Golden Phoenix Minerals Minnesota, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Board of Directors of Golden Phoenix Minerals Minnesota and Golden Phoenix Minerals Nevada to be necessary, desirable or expedient to effect or further facilitate the Merger or purposes and intent of the Merger Agreement.

13.            Abandonment.  At any time prior to the Effective Date, this Merger Agreement may be terminated and the Merger transaction abandoned by resolution of the Board of Directors of either Golden Phoenix Minerals Nevada, Golden Phoenix Minerals Minnesota or both, notwithstanding approval of this Merger Agreement by the sole stockholder of Golden Phoenix Minerals Nevada and the shareholders of Golden Phoenix Minerals Minnesota.

14.            Service of Process.  Golden Phoenix Minerals Nevada agrees that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of Golden Phoenix Minerals Minnesota as well as for enforcement of any obligation of Golden Phoenix Minerals Nevada arising from the Merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to Section 92A.490 of the Nevada Revised Statutes, and irrevocably appoints the Secretary of State of Nevada as its agent to accept service of process in any such suit or proceeding.  The Secretary of State shall mail any such process to:   Golden Phoenix Minerals Nevada, 1675 E. Prater Way, Suite 102, Sparks, Nevada, 89434.

15.           Plan of Reorganization.  This Merger Agreement constitutes a plan of reorganization to be carried out in the manner, on the terms, and subject to the conditions herein set forth.

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IN WITNESS WHEREOF, the parties hereto have executed this Merger Agreement as of the date first written above.

Golden Phoenix Minerals, Inc., a Nevada corporation

_/s/ David A. Caldwell_________________
David A. Caldwell – Chief Executive Officer

_/s/ Robert P. Martin__________________
Robert P. Martin, President and Secretary

Golden Phoenix Minerals, Inc., a Minnesota corporation

_/s/ David A. Caldwell_________________
David A. Caldwell, Chief Executive Officer

_/s/ Robert P. Martin__________________
Robert P. Martin, President and Secretary